As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LATTICE SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	93-0835214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5555 NE Moore Court

Hillsboro, OR 97124

(Address of principal executive offices, including zip code)

LATTICE SEMICONDUCTOR CORPORATION

2013 INCENTIVE PLAN (Full title of the plan)

Byron W. Milstead

Corporate Vice President, General Counsel and Corporate Secretary

5555 NE Moore Court

Hillsboro, OR 97124

503-268-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Tony Jeffries

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share, reserved for issuance under the Lattice Semiconductor Corporation 2013 Incentive Plan	7,500,000	$45.32	$339,900,000.00	$37,083.09

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock of Lattice Semiconductor Corporation (the “Registrant”) that become issuable under the Registrant’s 2013 Incentive Plan, as amended and restated (“2013 Incentive Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction

(2)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee of $37,083.09, which is the average of high and low prices of the Registrant’s common stock, as reported on the Nasdaq Global Select Market on February 23, 2021.

Part i

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2013 Incentive Plan as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the Commission on February 26, 2021 (the “Annual Report”), which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 27, 1989, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that indemnification only extends to expenses (including attorneys’ fees) and the statute requires a court determination that the person is fairly and reasonably entitled to indemnity for such expenses before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Restated Certificate of Incorporation limits, to the maximum extent permitted by the DGCL, the personal liability of directors for monetary damages for their conduct as a director. The Registrant’s Bylaws, as amended and restated (the “Bylaws”), provide that the Registrant (1) shall indemnify its directors and individuals serving at the request of the Registrant as directors of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the Registrant) and (2) may indemnify its officers, employees and other agents, in each case, to the fullest extent permitted by law against expenses, liabilities and loss, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, reasonably incurred or suffered in connection with any proceeding arising out of their status as directors, officers, employees or agents, as applicable. The Bylaws also allow the Registrant to purchase and maintain insurance on behalf of any person who is or was one of the Registrant’s directors, officers, employees or agents against any expense, liability or loss, whether or not the Registrant would have the power to indemnify the person under the DGCL.

The Registrant has also entered into indemnification agreements with directors, officers and certain employees, under which, among other things, the Registrant has agreed to indemnify the Registrant’s directors, officers and certain employees, subject to certain conditions and limitations, for certain amounts, including attorneys’ fees, judgments, fines, penalties, settlement amounts and any other amounts reasonably incurred or suffered by any such person in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Registrant, to which such person is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such person is, was or at any time becomes a director, officer, employee or agent of the Registrant or of any other company or enterprise with respect to which the person served in such capacity at the request of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Index

Exhibit Number	Description
4.1(1)	Lattice Semiconductor Corporation 2013 Incentive Plan, as amended and restated.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

(1)	Incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K (Registration No. 000-18032), filed with the Commission on February 26, 2021.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on February 26, 2021.

Lattice Semiconductor Corporation

/s/ Byron W. Milstead
By:	Byron W. Milstead
Corporate Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Each person whose signature appears below authorizes James R. Anderson, Sherri Luther and Byron W. Milstead, or any of them, as attorneys-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and to file any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on February 26, 2021.

Signature	Title

/s/ James R. Anderson	President and Chief Executive Officer and Director
James R. Anderson	(Principal Executive Officer)

/s/ Sherri Luther	Corporate Vice President and Chief Financial Officer
Sherri Luther	(Principal Financial and Accounting Officer)

/s/ Robin A. Abrams	Director
Robin A. Abrams

/s/ John Bourgoin	Director
John Bourgoin

/s/ Mark E. Jensen	Director
Mark E. Jensen

/s/ Anjali Joshi	Director
Anjali Joshi

/s/ James P. Lederer	Director
James P. Lederer

/s/ John E. Major	Director
John E. Major

/s/ Krishna Rangasayee	Director
Krishna Rangasayee

/s/ D. Jeffrey Richardson	Director
D. Jeffrey Richardson